Cullen/Frost Bankers, Inc.
                                        Form 10-Q
                                      Exhibit Index
Exhibit                      Description
-------                      -----------
11                           Statement re: Computation of Earnings per Share
27                           Statement re: Financial Data Schedule 9-30-98
                                           (EDGAR VERSION)
27.1                         Statement re: Financial Data Schedule restated for
                                           the merger of Overton Bancshares,
                                           Inc. (EDGAR VERSION)

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Exhibit 11

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

                                 Cullen/Frost Bankers, Inc.
                          Computation of Earnings Per Common Share
                                Basic and Diluted (Unaudited)
                          (in thousands, except per share amounts)



                                           Three Months Ended       Nine Months Ended
                                               September 30            September 30
                                           -------------------     -------------------
Basic Earnings per Share                     1998        1997        1998        1997
--------------------------                 -------     -------     -------     -------
Net income                                 $21,998     $18,895     $52,867     $54,020
                                           =======     =======     =======     =======

Weighted average number of common
 shares outstanding                         26,655      26,391      26,532      26,544
                                           =======     =======     =======     =======
Basic earnings per common share            $   .83     $   .72     $  1.99     $  2.04



                                           Three Months Ended        Nine Months Ended
                                              September 30              September 30
                                           -------------------     -------------------
Diluted Earnings per Share                   1998        1997        1998        1997
--------------------------------           -------     -------     -------     -------
Net income                                 $21,998     $18,895     $52,867     $54,020
                                           =======     =======     =======     =======

Weighted average number of
 common shares outstanding                  26,655      26,391      26,532      26,544
Addition from assumed exercise of
 stock options                                 710         897         770         832
                                           -------     -------     -------     -------
Weighted average number of common
 shares outstanding, including
 dilutive effect of stock options           27,365      27,288      27,302      27,376
                                           =======     =======     =======     =======
Diluted earnings per common share          $   .80     $   .69     $  1.94     $  1.97

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